Exhibit 10.2

This INTELLECTUAL PROPERTY SECURITY AGREEMENT, dated as of June 25, 2024 (this “Agreement”), is entered into by and among AGILE THERAPEUTICS, INC. (“Grantor”), and EXELTIS USA, INC. (“Lender”).

RECITALS:

WHEREAS, reference is made to that certain Revolving Promissory Note, dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Note”), by and among Grantor and Lender;

WHEREAS, in consideration of the accommodations of Lender as set forth in the Note, Grantor has agreed to secure Grantor’s obligations under the Loan Documents as set forth herein; and

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, Grantor and the Lender agree as follows:

SECTION 1.DEFINITIONS; GRANT OF SECURITY.

1.1General Definitions. In this Agreement, the following terms shall have the following meanings:

“Agreement” shall have the meaning set forth in the preamble.

“Assigned Agreements” shall mean all agreements and contracts to which such Grantor is a party as of the date hereof, or to which such Grantor becomes a party after the date hereof, as each such agreement may be amended, supplemented or otherwise modified from time to time.

“Cash Proceeds” shall have the meaning assigned in Section 7.7.

“Collateral” shall have the meaning assigned in Section 2.1.

“Collateral Records” shall mean books, records (other than patient records), ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, software, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

“Collateral Support” shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

“Company” shall have the meaning set forth in the recitals.

“Copyright Licenses” shall mean any and all agreements, licenses and covenants providing for the granting of any right in or to any Copyrights or otherwise providing for a covenant not to sue for infringement or other violation of any Copyright (whether Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.2(B) (as such schedule may be amended or supplemented from time to time).

“Copyrights” shall mean all United States, and foreign copyrights and copyrightable subject matter (including Community designs and whether or not the underlying works of authorship have been published), including but not limited to copyrights in software and all rights in and to databases or other collections of information, data, works or other materials, all designs (including but not limited to industrial designs, Protected Designs within the meaning of 17 U.S.C. 1301 et. Seq. and Community designs), and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, as well as all moral rights, reversionary interests, and termination rights, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor including, without limitation, the registrations and applications referred to in Schedule 4.2(A) (as such schedule may be amended or supplemented from time to time), (ii) all extensions and renewals thereof, (iii) all rights to sue or otherwise recover for past, present and future infringement or other violation thereof, (iv) all Proceeds of the foregoing, including, without limitation, licenses, fees, royalties, income, payments, claims, damages and proceeds of suit now or hereafter due and/or payable with respect thereto and (v) all other rights corresponding thereto, accruing thereunder or pertaining thereto throughout the world.

“Documents” shall mean all “documents” as defined in Article 9 of the UCC.

“General Intangibles” (i) shall mean all “general intangibles” as defined in Article 9 of the UCC, including “payment intangibles” also as defined in Article 9 of the UCC and (ii) shall include, without limitation, all interest rate or currency protection or hedging arrangements, all tax refunds, all licenses, permits, concessions and authorizations, all Assigned Agreements and all Intellectual Property (in each case, regardless of whether characterized as general intangibles under the UCC).

“Grantor” shall have the meaning set forth in the preamble.

“Intellectual Property” shall mean, the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under the United States, multinational or foreign laws or otherwise, including without limitation, Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses, Trade Secrets, and Trade Secret Licenses, and all causes of action and the right to sue, seek other remedies arising from or relating to any of the foregoing or otherwise recover for any past, present and future infringement, dilution, misappropriation, misuse or other violation or impairment thereof, including the right to receive all Proceeds therefrom, including without limitation license fees, royalties, income, payments, claims, damages and proceeds of suit, now or hereafter due and/or payable with respect thereto.

“Intellectual Property Licenses” shall mean the collective reference to all Copyright Licenses, Patent Licenses, Trademark Licenses and Trade Secret Licenses, and the right to sue or otherwise recover for any past, present and future breach or other violation thereof, including the right to receive all Proceeds therefrom, including without limitation license fees, royalties, income, payments, claims, damages and proceeds of suit, now or hereafter due and/or payable with respect thereto.

“Money” shall mean “money” as defined in the UCC.

“Note” shall have the meaning set forth in the recitals.

“Patent Licenses” shall mean all agreements, licenses and covenants providing for the granting of any right in or to any Patents or otherwise providing for a covenant not to sue for infringement or other violation of any Patent (whether Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.2(D) (as such schedule may be amended or supplemented from time to time).

“Patents” shall mean all United States and foreign patents and certificates of invention, or similar industrial property rights, and applications for any of the foregoing, including, but not limited to: (i) each patent and patent application referred to in Schedule 4.2(C) hereto (as such schedule may be amended or supplemented from time to time), (ii) all provisional, reissues, divisionals, substitutions, continuations, continuations-in-part, extensions, renewals, reexaminations and foreign counterparts thereof, (iii) all inventions, invention disclosures and improvements thereto whether or not patentable, (iv) all inventions and improvements described therein, (v) all rights to sue or otherwise recover for past, present and future infringements or other violations thereof, (vi) all licenses, claims, damages, and proceeds of suit arising therefrom, and (vii) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit and (viii) all other rights of any kind accruing thereunder or pertaining thereto throughout the world

“Secured Obligations” shall have the meaning assigned in Section 3.1.

“Supporting Obligation” shall mean all “supporting obligations” as defined in Article 9 of the UCC.

“Trademark Licenses” shall mean any and all agreements, licenses and covenants providing for the granting of any right in or to any Trademarks or otherwise providing for a covenant not to sue for infringement dilution or other violation of any Trademark or permitting co-existence with respect to a Trademark (whether Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.2(F) (as such schedule may be amended or supplemented from time to time) but excluding non-exclusive licenses to certain commercial vendors allowing them to use Twirla marks in advertising and promoting Twirla.

“Trademarks” shall mean all United States, and foreign trademarks, trade names, trade dress, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, brand names, logos, other source or business identifiers, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing including, but not limited to: (i) the registrations and applications referred to in Schedule 4.2(E) (as such schedule may be amended or supplemented from time to time), (ii) all extensions or renewals of any of the foregoing, (iii) all of the goodwill of the business connected with the use of and symbolized by the foregoing, (iv) the right to sue or otherwise recover for any past, present and future infringement, dilution or other violation of any of the foregoing or for any injury to the related goodwill, (v) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit now or hereafter due and/or payable with respect thereto, and (vi) all other rights of any kind accruing thereunder or pertaining thereto throughout the world..

“Trade Secret Licenses” shall mean any and all agreements providing for the granting of any right in or to Trade Secrets (whether Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.2(G) (as such schedule may be amended or supplemented from time to time).

“Trade Secrets” shall mean all trade secrets and all other confidential or proprietary information and know-how, technology or processes, including technical, engineering and manufacturing information, whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to such Trade Secret, including but not limited to: (i) the right to sue or otherwise recover for past, present and future misappropriation or other violation of any Trade Secret, (ii) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit now or thereafter due and/or payable with respect thereto; and (iii) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York or, when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.

“United States” shall mean the United States of America.

1.2Definitions; Interpretation. All capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the Note or, if not defined therein, in the UCC. References to “Sections,” “Exhibits” and “Schedules” shall be to Sections, Exhibits and Schedules, as the case may be, of this Agreement unless otherwise specifically provided. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. If any conflict or inconsistency exists between this Agreement and the Note, the Note shall govern. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC. All other rules of interpretation under the Note are hereby incorporated by reference as if fully set forth herein.

SECTION 2.GRANT OF SECURITY.

2.1Grant of Security. Grantor hereby grants to the Lender a security interest in and continuing lien on all of Grantor’s right, title and interest in, to and under all (a) Intellectual Property of Grantor, (b) any Documents Collateral Records, and Collateral Support relating to such Intellectual Property, (c) any General Intangibles consisting of such Intellectual Property and (d) all Proceeds, products, accessions, rents and profits of or in respect such any of the foregoing, in each case whether now owned or existing or hereafter acquired or arising and wherever located (all of which being hereinafter collectively referred to as the “Collateral”):

2.2Certain Limited Exclusions. Notwithstanding anything herein to the contrary, in no event shall the Collateral include or the security interest granted under Section 2.1 attach to the following (collectively, the “Excluded Property”):

(a)any lease, license, contract, property rights or agreement to which Grantor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of Grantor therein (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity) or (ii) a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity (collectively, the “Anti Non-Assignment Clauses”)), provided however that (1) the Collateral shall include and such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation, or unenforceability breach, termination, right of termination or default shall be remedied and to the extent severable, shall attach immediately to any portion of such lease, license, contract, property rights or agreement that does not result in any of the consequences specified in (i) or (ii) above and (2) no lease, license, contract, property rights or agreement shall be excluded from the Collateral pursuant to this clause (a) to the extent such lease, license, contract, property rights or agreement (or, in each case, any provision therein) was entered into in contemplation of this clause (a) or for the purpose of circumventing the provisions of this Agreement or any of the other Loan Documents; or

(b)any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of, or void, such intent-to-use trademark application, or any registration that may issue therefrom, under applicable federal law.

Notwithstanding anything in this Section 2.2 to the contrary, Proceeds of the Excluded Property and Accounts and Payment Intangibles (as defined in the UCC) arising therefrom, shall not be excluded from the Collateral pursuant to this Section 2.2.

SECTION 3.SECURITY FOR OBLIGATIONS; GRANTOR REMAINS LIABLE.

3.1Security for Obligations. This Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a) (and any successor provision thereof)), of all Obligations with respect to every Grantor (collectively, the “Secured Obligations”).

3.2Continuing Liability Under Collateral. Notwithstanding anything herein to the contrary, (a) Grantor shall remain liable for all obligations with respect to the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Lender, (b) Grantor shall remain liable under each of the agreements included in the Collateral, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and the Lender shall not have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Lender have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, and (c) the exercise by the Lender of any of its rights hereunder shall not release Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

SECTION 4.REPRESENTATIONS AND WARRANTIES AND COVENANTS.

4.1Generally.

(a)Representations and Warranties. Grantor hereby represents and warrants to Lender, on the Closing Date and on the date of each Borrowing under the Note, that:

(i)it owns the Collateral purported to be owned by it or otherwise has the rights it purports to have in each item of Collateral and, as to all Collateral whether now existing or hereafter acquired, will continue to own or have such rights in each item of the Collateral, in each case free and clear of any and all Liens, rights or claims of all other Persons, including, without limitation, Liens arising as a result of Grantor becoming bound (as a result of merger or otherwise) as debtor under a security agreement entered into by another Person, other than Permitted Liens;

(ii)it has indicated on Schedule 4.1(A) (as such schedule may be amended or supplemented from time to time): (w) the type of organization of Grantor, (x) the jurisdiction of organization of Grantor, (y) its organizational identification number and (z) the jurisdiction where the chief executive office or its sole place of business is (or the principal residence if Grantor is a natural person), and for the one-year period preceding the date hereof has been, located.

(iii)the full legal name of Grantor is as set forth on Schedule 4.1(A), and it has not done in the last five (5) years, and does not do, business under any other name (including any trade-name or fictitious business name) except for those names set forth on Schedule 4.1(B) (as such schedule may be amended or supplemented from time to time);

(iv)except as set forth on Schedule 4.1(C), it has not changed its name, jurisdiction of organization, chief executive office or sole place of business (or principal residence if Grantor is a natural person) or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) and has not done business under any other name, in each case, within the last five (5) years;

(v)it has not within the last five (5) years become bound (whether as a result of merger or otherwise) as debtor under a security agreement entered into by another Person, which has not heretofore been terminated or will be terminated on the date hereof concurrently with the issuance and sale of the Note;

(vi)(x) upon the filing of all UCC financing statements naming Grantor as “debtor” and the Lender as “secured party” and describing the Collateral, including, without limitation, a description of the Collateral, in the filing offices set forth opposite such Grantor’s name on Schedule 4.1(D) hereof (as such schedule may be amended or supplemented from time to time) and other filings delivered by each Grantor, (y) upon recordation of the security interests granted hereunder in Patents and Trademarks in the applicable intellectual property registries, including but not limited to the United States Patent and Trademark Office, the security interests granted to the Lender hereunder constitute valid and perfected first priority Liens on all of the Collateral;

(vii)all actions and consents, including all filings, notices, registrations and recordings necessary or desirable for the exercise by the Lender of the voting or other rights set forth in this Agreement or the exercise of remedies in respect of the Collateral have been made or obtained;

(viii)(A) other than the financing statements filed in favor of the Lender, no effective UCC financing statement, fixture filing or other instrument similar in effect under any applicable law covering all or any part of the Collateral is on file in any filing or recording office except for (x) financing statements for which proper termination statements have been delivered to the Lender for filing and (y) financing statements filed in connection with Permitted Liens and (B) other than the Lender and any automatic control in favor of a bank, securities intermediary or commodity intermediary maintaining a Deposit Account or Securities Account, no Person is in control of any Collateral;

(ix)no authorization, consent approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or any other Person is required for either (i) the pledge or grant by Grantor of the Liens purported to be created in favor of the Lender hereunder or (ii) the exercise by the Lender of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by applicable law), except for the notices and filings contemplated by clause (vi) above that will be filed substantially simultaneously with the occurrence of the Closing Date or that are expressly permitted to be filed after the Closing Date pursuant to the Note;

(x)all information supplied by Grantor with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects;

(xi)none of the Collateral constitutes, or is the Proceeds of, “farm products” (as defined in the UCC);

(xii)it does not own any “as extracted collateral” (as defined in the UCC) or any timber to be cut;

(xiii)Grantor has not become bound as a debtor, either by contract or by operation of law, by a security agreement previously entered into by another Person;

(xiv)Grantor has been duly organized as an entity of the type as set forth opposite Grantor’s name on Schedule 4.1(A) solely under the laws of the jurisdiction as set forth opposite Grantor’s name on Schedule 4.1(A) and remains duly existing as such. Grantor has not organized or filed any certificates of domestication, transfer continuance in any other jurisdiction; and

(xv)not more than 10% of the value of all personal property included in the Collateral is located in any country other than the United States.

(b)Covenants and Agreements. Grantor hereby covenants and agrees that:

(i)except for the security interest created by this Agreement and the other Collateral Documents, it shall not create or suffer to exist any Lien upon or with respect to any of the Collateral, except Permitted Liens, and Grantor shall defend the Collateral against all Persons at any time claiming any interest therein;

(ii)it shall not produce, use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral;

(iii)it shall not change Grantor’s name, identity, corporate structure (e.g., by merger, consolidation, change in corporate form or otherwise) sole place of business, chief executive office, type of organization or jurisdiction of organization or establish any trade names unless permitted by the Note and provided that it shall have (a) notified the Lender in writing, by executing and delivering to the Lender a completed Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, at least fifteen (15) days prior to any such change or establishment, identifying such new proposed name, identity, corporate structure, sole place of business, chief executive office, type of organization, jurisdiction of organization or trade name and providing such other information in connection therewith as the Lender may reasonably request and (b) taken all actions necessary, advisable or reasonably requested by the Lender to maintain the continuous validity, perfection and the same or better priority of the Lender’s security interest in the Collateral intended to be granted and agreed to hereby;

(iv)if the Lender or any Secured Party gives value to enable Grantor to acquire rights in or the use of any Collateral, it shall use such value for such purposes;

(v)it shall pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against the Collateral, except to the extent the validity thereof is being contested in good faith; provided, Grantor shall in any event pay such taxes, assessments, charges, levies or claims not later than five (5) days prior to the date of any proposed sale under any judgment, writ or warrant of attachment entered or filed against Grantor or any of the Collateral as a result of the failure to make such payment;

(vi)upon Grantor or any officer of Grantor obtaining knowledge thereof, it shall promptly notify the Lender in writing of any event that may have a Material Adverse Effect on the value of the Collateral or any portion thereof, the ability of Grantor or the Lender to dispose of the Collateral or any portion thereof, or the rights and remedies of the Lender in relation thereto, including, without limitation, the levy of any legal process against the Collateral or any portion thereof;

(vii)it shall not take or permit any action which could impair the Lender’s rights in the Collateral; and

(viii)it shall not sell, transfer or assign (by operation of law or otherwise) or exclusively license to another Person any Collateral except as otherwise permitted by the Note.

4.2Intellectual Property.

(a)Representations and Warranties. Except as disclosed in Schedule 4.2(H) (as such schedule may be amended or supplemented from time to time), Grantor hereby represents and warrants to Lender and each other Secured Party, on the Closing Date and on each Credit Date, that:

(i)Schedule 4.2 (as such schedule may be amended or supplemented from time to time) sets forth a true and complete list of (i) all United States, state and foreign registrations of and applications for Patents and Trademarks owned by Grantor and (ii) all Patent Licenses, Trademark Licenses, Trade Secret Licenses and Copyright Licenses material to the business of Grantor;

(ii)it is the sole and exclusive owner of the entire right, title, and interest in and to all Intellectual Property listed on Schedule 4.2 (as such schedule may be amended or supplemented from time to time), and owns or has the valid right to use and, where Grantor does so, sublicense others to use, all other Intellectual Property used in or necessary to conduct its business, free and clear of all Liens, claims, encumbrances and licenses, except for (A) Permitted Liens and (B) ownership rights of the licensor in respect of Patent Licenses, Trademark Licenses and Trade Secret License;

(iii)all Intellectual Property is subsisting and has not been adjudged invalid or unenforceable, in whole or in part, nor, in the case of Patents, is any of the

Intellectual Property the subject of a reexamination, inter partes review, covered business method or derivation proceeding or any other similar proceeding, and Grantor has performed all acts and has paid or is within an applicable grace period for all renewal, maintenance, and other fees and taxes required to maintain each and every registration and application of Patents and Trademarks in full force and effect;

(iv)all Intellectual Property is valid and enforceable; no holding, decision, ruling or judgment has been rendered in any action or proceeding before any court or administrative authority challenging the validity, enforceability, or scope of, Grantor’s right to register, or Grantor’s rights to own or use, any Intellectual Property and no such action or proceeding is pending or, to the best of Grantor’s knowledge, threatened;

(v)all registrations, issuances and applications for Patents and Trademarks owned by Grantor is in the name of at least one Grantor, and none of the Trademarks, Patents or Trade Secrets has been licensed by Grantor to any Affiliate or third party, except as disclosed in Schedule 4.2(B), (D), (F), or (G) (as each may be amended or supplemented from time to time);

(vi)Grantor has been using appropriate statutory notice of registration in connection with its use of registered Trademarks, proper marking practices in connection with the use of Patents;

(vii)Grantor uses adequate standards of quality in the manufacture, distribution, and sale of all products sold and in the provision of all services rendered under or in connection with all Trademark Collateral and has taken all action necessary to ensure that all licensees of the Trademark Collateral owned by Grantor use such adequate standards of quality;

(viii)the conduct of Grantor’s business does not infringe upon, misappropriate, dilute or otherwise violate any trademark, patent, copyright, trade secret or other intellectual property right owned or controlled by a third party; no claim has been made that the use of any Intellectual Property owned or used by Grantor (or any of its respective licensees) infringes, misappropriates, dilutes or otherwise violates the asserted rights of any third party and no demand that Grantor enter into a license or co-existence agreement has been made but not resolved;

(ix)to the best of Grantor’s knowledge, no third party is infringing upon, misappropriating, diluting or otherwise violating any rights in any Intellectual Property owned or used by Grantor, or any of its respective licensees;

(x)no settlement or consents, covenants not to sue, co-existence agreements, nonassertion assurances, or releases have been entered into by Grantor or to which Grantor is bound that adversely affect Grantor’s rights to own or use any Intellectual Property;

(xi)Grantor has not made a previous assignment, sale, transfer or agreement constituting a present or future assignment, sale, transfer or agreement of any Intellectual Property that has not been terminated or released. There is no effective financing statement or other document or instrument now executed, or on file or recorded in any public office, granting a security interest in or otherwise encumbering any part of the Intellectual Property, other than in favor of the Lender and Permitted Liens; and

(xii)each Intellectual Property License to which Grantor is a party is in full force and effect and valid and binding on Grantor and to Grantor’s knowledge the counterparty thereto, Grantor is not in material breach of, or material default thereunder, and to the Grantor’s knowledge no counterparty thereto is in material breach of, or material default thereunder, or has provided or received any notice, whether written or oral, of any intention to terminate or seek renegotiation of, any such Intellectual Property License and to the Grantor’s knowledge no event or circumstance has occurred that, with or without notice or lapse of time or both, would constitute a material breach of, or a material default under, any such Intellectual Property License, and Grantor has made available to the Lender a true and complete copy of each such Intellectual Property License, including all modifications, amendments, supplements, annexes and schedules thereto and written waivers thereunder, prior to the date hereof.

(b)Covenants and Agreements. Grantor hereby covenants and agrees with Lender and each other Secured Party as follows:

(i)it shall not do any act or omit to do any act whereby any of the Intellectual Property which is material to the business of Grantor or otherwise of material value may lapse, or become abandoned, canceled, dedicated to the public, forfeited, unenforceable or otherwise impaired, or which would adversely affect the validity, grant, or enforceability of the security interest granted therein;

(ii)it shall not, with respect to any Trademarks which are material to the business of Grantor, cease the use of any of such Trademarks or fail to maintain the level of the quality of products sold and services rendered under any of such Trademark at a level at least substantially consistent with the quality of such products and services as of the date hereof, and Grantor shall take all steps necessary to ensure that licensees of such Trademarks use such consistent standards of quality;

(iii)it shall, within thirty (30) days of the creation or acquisition of any copyrightable work which is material to the business of Grantor, apply to register the Copyright in the United States Copyright Office;

(iv)it shall promptly notify the Lender if it knows or has reason to know that any item of the Intellectual Property that is material to the business or otherwise of material value of Grantor may become (a) abandoned or dedicated to the public or placed in the public domain, (b) invalid or unenforceable, (c) subject to any adverse determination or development (including the institution of proceedings) in any action or proceeding in the United States Patent and Trademark Office, any state registry, any foreign counterpart of the foregoing, or any court or (d) the subject of any reversion or termination rights;

(v)it shall take all reasonable steps in the United States Patent and Trademark Office, any state registry or any foreign counterpart of the foregoing, to pursue any application and maintain any registration of each Trademark and Patent owned by Grantor and material to its business or otherwise of material value which is now or shall become included in the Intellectual Property including, but not limited to, those items on Schedule 4.2(C) and (E) (as each may be amended or supplemented from time to time);

(vi)it shall defend its title and ownership of its Intellectual Property material to the conduct of its business and in the event that any Intellectual Property owned by or exclusively licensed to Grantor is infringed, misappropriated, diluted or otherwise violated by a third party, Grantor shall promptly take all reasonable actions to stop such infringement, misappropriation, or dilution and protect its rights in such Intellectual Property including, but not limited to, the initiation of a suit for injunctive relief and to recover damages;

(vii)it shall promptly (but in no event more than thirty (30) days after Grantor obtains knowledge thereof) report to the Lender (i) the filing of any application to register any Intellectual Property with the United States Patent and Trademark Office, or any state registry or foreign counterpart of the foregoing (whether such application is filed by Grantor or through any agent, employee, licensee, or designee thereof) and (ii) the registration of any Intellectual Property by any such office, in each case by executing and delivering to the Collateral Agent a completed Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto;

(viii)in the case of any Collateral (whether now owned or hereafter acquired, or no longer Excluded Property) (a) consisting of registered U.S. Trademarks and applications therefor, it shall execute and deliver to the Lender a Trademark Security Agreement in substantially the form of Exhibit B hereto (or a supplement thereto) covering all such Trademarks in appropriate form for recordation with the U.S. Patent and Trademark Office with respect to the security interest of the Lender, (b) consisting of issued U.S. Patents and applications therefor, it shall execute and deliver to the Lender a Patent Security Agreement in substantially the form of Exhibit C hereto (or a supplement thereto) covering all such Patents in appropriate form for recordation with the U.S. Patent and Trademark Office with respect to the security interest of the Lender and (c) it shall, promptly upon the reasonable request of the Lender, execute and deliver to the Lender any other document required to acknowledge, confirm, register, record, or perfect the Lender’s interest in any part of the Intellectual Property, whether now owned or hereafter acquire;

(ix)except with the prior consent of the Lender or as permitted under the Note, Grantor shall not execute, and there will not be on file in any public office, any financing statement or other document or instruments, except financing statements or other documents or instruments filed or to be filed in favor of Lender and Grantor shall not sell, assign, transfer, license, grant any option, or create or suffer to exist any Lien upon or with respect to the Intellectual Property, except for the Lien created by and under this Agreement and the other Loan Documents and Permitted Liens;

(x)it shall hereafter use best efforts so as not to permit the inclusion in any contract to which it hereafter becomes a party of any provision that could or might in any way materially impairs or prevents the creation of a security interest in, or the assignment of, Grantor’s rights and interests in any property included within the definitions of any Intellectual Property acquired under such contracts;

(xi)it shall take all steps reasonably necessary to protect the secrecy of all Trade Secrets, including, without limitation, entering into confidentiality agreements with employees and labeling and restricting access to secret information and documents;

(xii)it shall use proper statutory notice in connection with its use of any of the Intellectual Property; and

(xiii)it shall continue to collect, at its own expense, all amounts due or to become due to Grantor in respect of the Intellectual Property or any portion thereof. In connection with such collections, Grantor may take (and, at Lender’s reasonable direction, shall take) such action as Grantor or Lender may deem reasonably necessary or advisable to enforce collection of such amounts. Notwithstanding the foregoing, the Lender shall have the right at any time, to notify, or require Grantor to notify, any obligors with respect to any such amounts of the existence of the security interest created hereby.

SECTION 5.ACCESS; RIGHT OF INSPECTION AND FURTHER ASSURANCES; ADDITIONAL GRANTOR.

5.1Access; Right of Inspection. The Lender shall have access to all the books, correspondence and records of Grantor related to the Collateral, and Lender and its representatives may examine the same, take extracts therefrom and make photocopies thereof, and Grantor agrees to render to Lender, at Grantor’s cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. The Lender and its representatives shall at all times, upon reasonable notice to Grantor, also have the right to enter any premises of Grantor and inspect any property of Grantor where any of the Collateral of Grantor granted pursuant to this Agreement is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.

5.2Further Assurances.

(a)Grantor agrees that from time to time, at the expense of Grantor, it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Lender may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted hereby or to enable the Lender to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Grantor shall:

(i)file or authorize the filing of such financing or continuation statements, or amendments thereto, and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as may be necessary or desirable, or as the Lender may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby;

(ii)take all actions necessary to ensure the recordation of appropriate evidence of the liens and security interest granted hereunder in the Intellectual Property with any intellectual property registry in which such Intellectual Property is registered or in which an application for registration is pending including, without limitation, the United States Patent and Trademark Office, the various Secretaries of State, and the foreign counterparts on any of the foregoing;

(iii)at any reasonable time, upon request by the Lender, assemble the Collateral and allow inspection of the Collateral by the Lender, or persons designated by the Collateral Agent; and

(iv)at the Lender’s request, appear in and defend any action or proceeding that may affect Grantor’s title to or the Lender’s security interest in all or any part of the Collateral.

(b)Grantor hereby authorizes the Lender to file a Record or Records, including, without limitation, financing or continuation statements, and amendments thereto, in any jurisdictions and with any filing offices as the Lender may determine, in its sole discretion, are necessary or advisable to perfect the security interest granted to the Lender herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Lender may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Lender herein, including, without limitation, describing such property as “all assets” or “all personal property, whether now owned or hereafter acquired.” Grantor shall furnish to the Lender from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Lender may reasonably request, all in reasonable detail.

(c)Grantor hereby authorizes the Lender to modify this Agreement after obtaining Grantor’s approval of or signature to such modification by amending Schedule 4.2 (as such schedule may be amended or supplemented from time to time) to include reference to any right, title or interest in any existing Intellectual Property or any Intellectual Property acquired or developed by Grantor after the execution hereof or to delete any reference to any right, title or interest in any Intellectual Property in which Grantor no longer has or claims any right, title or interest.

SECTION 6.LENDER APPOINTED ATTORNEY-IN-FACT.

6.1Power of Attorney. Notwithstanding anything to the contrary; until Payment in Full, Grantor hereby irrevocably appoints the Lender (such appointment being coupled with an interest) as Grantor’s attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor, the Lender or otherwise, from time to time in Lender’s discretion to take any action and to execute any instrument that the Lender may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, the following:

(a)upon the occurrence and during the continuance of any Event of Default, to obtain and adjust insurance required to be maintained by Grantor or paid to the Lender pursuant to the Note;

(b)upon the occurrence and during the continuance of any Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(c)upon the occurrence and during the continuance of any Event of Default, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (b) above;

(d)upon the occurrence and during the continuance of any Event of Default, to file any claims or take any action or institute any proceedings that the Lender may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Lender with respect to any of the Collateral;

(e)to prepare and file any UCC financing statements against Grantor as debtor;

(f)to prepare, sign, and file for recordation in any intellectual property registry, appropriate evidence of the lien and security interest granted herein in the Intellectual Property in the name of Grantor as debtor;

(g)upon the occurrence and during the continuance of an Event of Default to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including, without limitation, access to pay or discharge taxes or Liens (other than Permitted Liens) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Lender in its sole discretion, any such payments made by the Lender to become obligations of Grantor to the Lender, due and payable immediately without demand; and

(h)upon the occurrence and during the continuance of an Event of Default generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Lender were the absolute owner thereof for all purposes, and to do, at the Lender’s option and Grantor’s expense, at any time or from time to time, all acts and things that the Lender deems reasonably necessary to protect, preserve or realize upon the Collateral and the Lender’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as Grantor might do.

6.2No Duty on the Part of Lender. The powers conferred on the Lender hereunder are solely to protect the interests of the Lender in the Collateral and shall not impose any duty upon the Lender to exercise any such powers. The Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

SECTION 7.REMEDIES.

7.1Generally.

(a)If any Event of Default shall have occurred and be continuing, the Lender may exercise in respect of the Collateral, in addition to all other rights and remedies set forth herein or otherwise available to it at law or in equity, all the rights and remedies of the Lender on default under the UCC (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any Secured Obligations then owing, whether by acceleration or otherwise, and also may pursue any of the following separately, successively or simultaneously:

(i)require Grantor to, and Grantor hereby agrees that it shall at its expense and promptly upon request of the Lender forthwith, assemble all or part of the Collateral as directed by the Lender and make it available to Lender at a place to be designated by the Lender that is reasonably convenient to both parties;

(ii)enter onto the property where any Collateral is located and take possession thereof with or without judicial process;

(iii)prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent the Lender deems appropriate; and

(iv)without notice except as specified below or under the UCC, sell, assign, lease, license (on an exclusive or nonexclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Lender’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Lender may deem commercially reasonable.

(b)The Lender may be the purchaser of any or all of the Collateral at any public or private (to the extent to the portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) sale in accordance with the UCC and the Lender, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Lender at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Grantor, and Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Grantor agrees that it would not be commercially unreasonable for the Lender to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. To the extent permitted by applicable law, Grantor hereby waives any claims against the Lender arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Lender accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantor shall be liable for the deficiency and the fees of any attorneys employed by the Lender to collect such deficiency. Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to Lender, that the Lender has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against Grantor, and Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities. Nothing in this Section shall in any way alter the rights of the Lender hereunder.

(c)The Lender may sell the Collateral without giving any warranties as to the Collateral. The Lender may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(d)The Lender shall have no obligation to marshal any of the Collateral.

7.2Application of Proceeds. Except as expressly set forth elsewhere in this Agreement or in the Loan Documents, all proceeds received by the Lender in respect of any sale, any collection from, or other realization upon all or any part of the Collateral shall be applied in full or in part by the Lender against the Secured Obligations as provided in the Note.

7.3Sales on Credit. If Collateral Agent sells any of the Collateral upon credit, Grantor will be credited only with payments actually made by purchaser and received by Collateral Agent and applied to indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Collateral Agent may resell the Collateral and Grantor shall be credited with proceeds of the sale.

7.4Intellectual Property.

(a)Anything contained herein to the contrary notwithstanding, in addition to the other rights and remedies provided herein, upon the occurrence and during the continuation of an Event of Default:

(i)The Lender shall have the right (but not the obligation) to bring suit or otherwise commence any action or proceeding in the name of Grantor, the Lender or otherwise, in its sole discretion, to enforce any Intellectual Property rights of Grantor, in which event Grantor shall, at the request of the Lender, do any and all lawful acts and execute any and all documents required by the Lender in aid of such enforcement and Grantor shall promptly, upon demand, reimburse and indemnify the Lender as set forth in Section 9 hereof in connection with the exercise of its rights under this Section, and, to the extent that the Lender shall elect not to bring suit to enforce any Intellectual Property as set forth in this Section, Grantor agrees to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement or other violation of any of Grantor’s rights in the Intellectual Property by others and for that purpose agrees to diligently maintain any action, suit or proceeding against any Person so infringing, misappropriating, diluting or otherwise violating as shall be necessary to prevent such infringement, misappropriation, dilution or other violation;

(ii)upon written demand from the Lender, Grantor shall grant, assign, convey or otherwise transfer to the Lender or such Lender’s designee all of Grantor’s right, title and interest in and to the Intellectual Property and shall execute and deliver to the Lender such documents as are necessary or appropriate to carry out the intent and purposes of this Agreement;

(iii)Grantor agrees that such an assignment and/or recording shall be applied to reduce the Secured Obligations outstanding only to the extent that the Lender (or any Secured Party) receives cash proceeds in respect of the sale of, or other realization upon, the Intellectual Property;

(iv)within five (5) Business Days after written notice from the Lender, Grantor shall make available to the Lender, to the extent within Grantor’s power and authority, such personnel in Grantor’s employ on the date of such Event of Default as the Lender may reasonably designate, by name, title or job responsibility, to permit Grantor to continue, directly or indirectly, to produce, advertise and sell the products and services sold or delivered by Grantor under or in connection with the Trademarks or Trademark Licenses, such persons to be available to perform their prior functions on the Lender’s behalf and to be compensated by the Lender at Grantor’s expense on a per diem, pro-rata basis consistent with the salary and benefit structure applicable to each as of the date of such Event of Default; and

(v)The Lender shall have the right to notify, or require Grantor to notify, any obligors with respect to amounts due or to become due to Grantor in respect of the Intellectual Property, of the existence of the security interest created herein, to direct such obligors to make payment of all such amounts directly to the Lender, and, upon such notification and at the expense of Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Grantor might have done;

(1)all amounts and proceeds (including checks and other instruments) received by Grantor in respect of amounts due to Grantor in respect of the Collateral or any portion thereof shall be received in trust for the benefit of the Lender hereunder, shall be segregated from other funds of Grantor and shall be forthwith paid over or delivered to the Lender in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided in Section 7.7 hereof; and

(2)Grantor shall not adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.

(b)If (i) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing, (ii) no other Event of Default shall have occurred and be continuing, (iii) an assignment or other transfer to the Lender of any rights, title and interests in and to the Intellectual Property shall have been previously made and shall have become absolute and effective, and (iv) the Secured Obligations shall not have become immediately due and payable, upon the written request of Grantor, the Lender shall promptly execute and deliver to Grantor, at Grantor’s sole cost and expense, such assignments or other transfer as may be necessary to reassign to Grantor any such rights, title and interests as may have been assigned to the Lender as aforesaid, subject to any disposition thereof that may have been made by Lender; provided, that after giving effect to such reassignment, the Lender’s security interest granted pursuant hereto, as well as all other rights and remedies of the Lender granted hereunder, shall continue to be in full force and effect; and provided further, that the rights, title and interests so reassigned shall be free and clear of any other Liens granted by or on behalf of the Lender and the Secured Parties.

(c)Solely for the purpose of enabling the Lender to exercise rights and remedies under this Section 7 and at such time as the Lender shall be lawfully entitled to exercise such rights and remedies, Grantor hereby grants to the Lender, to the extent it has the right to do so, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to Grantor), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of Grantor to avoid the risk of invalidation of said Trademarks, to use, operate under, license, or sublicense any Intellectual Property now owned or hereafter acquired by Grantor, and wherever the same may be located. Such license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof.

7.5Cash Proceeds. All proceeds of any Collateral received by Grantor consisting of cash, checks and other non-cash items (collectively, “Cash Proceeds”) shall, at Lender’s request, be held by Grantor in trust for the Lender, segregated from other funds of Grantor, and shall, forthwith upon receipt by Grantor, be turned over to the Lender in the exact form received by Grantor (duly indorsed by Grantor to Lender, if required) and held by Collateral Agent. Any Cash Proceeds received by the Lender (whether from a Grantor or otherwise): (i) if no Event of Default shall have occurred and be continuing, shall be held by the Lender for the ratable benefit of the Secured Parties, as collateral security for the Secured Obligations (whether matured or unmatured) and (ii) if an Event of Default shall have occurred and be continuing, may, in the sole discretion of the Lender, (A) be held by the Lender for the ratable benefit of the Secured Parties, as collateral security for the Secured Obligations (whether matured or unmatured) and/or (B) then or at any time thereafter may be applied by the Lender against the Secured Obligations then due and owing.

SECTION 8.CONTINUING SECURITY INTEREST; TRANSFER OF NOTE.

This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the Payment in Full in Cash of all Secured Obligations, the cancellation or termination of the Commitments in writing, be binding upon Grantor, its successors and assigns, and inure, together with the rights and remedies of the Lender hereunder, to the benefit of the Lender and its successors, transferees and assigns. Without limiting the generality of the foregoing, but subject to the terms of the Note, Lender may assign or otherwise transfer the Note held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lender herein or otherwise. Upon the Payment in Full of all Secured Obligations, the cancellation or termination of the Commitments, the security interest granted hereby shall automatically terminate hereunder and of record and all rights to the Collateral shall revert to Grantor. Upon any such termination the Lender shall, at Grantor’s expense, execute and deliver to Grantor or otherwise authorize the filing of such documents as Grantor shall reasonably request, including financing statement amendments to evidence such termination. Upon any disposition of property permitted by the Note, the Liens granted herein shall be deemed to be automatically released and such property shall automatically revert to the Grantor with no further action on the part of any Person. The Lender shall, at Grantor’s expense, execute and deliver or otherwise authorize the filing of such documents as Grantor shall reasonably request, in form and substance reasonably satisfactory to the Lender, including financing statement amendments to evidence such release.

SECTION 9.STANDARD OF CARE; LENDER MAY PERFORM.

The powers conferred on the Lender hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Lender shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Lender shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Lender accords its own property. Neither the Lender nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Grantor or otherwise. If Grantor fails to perform any agreement contained herein, the Lender may itself perform, or cause performance of, such agreement, and the expenses of the Lender incurred in connection therewith shall be payable by Grantor under Article VII of the Note.

SECTION 10.MISCELLANEOUS.

Any notice required or permitted to be given under this Agreement shall be given in accordance with Schedule A of the Note. No failure or delay on the part of the Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of

Default if such action is taken or condition exists. This Agreement shall be binding upon and inure to the benefit of Lender and Grantor and their respective successors and assigns. Grantor shall not, without the prior written consent of the Lender given in accordance with the Note, assign any right, duty or obligation hereunder. This Agreement and the other Loan Documents embody the entire agreement and understanding between Grantor and the Lender and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties hereto. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATION LAWS).

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

/s/
AGILE THERAPEUTICS, INC.

	By:	/s/ Alfred Altomari
	Name:	Alfred Altomari
	Title:	Chairperson and CEO

[Signature Page to Intellectual Property Security Agreement]

EXELTIS USA, INC.

By:	/s/ Robert Spina
Name:	Robert Spina
Title:	President

[Signature Page to Intellectual Property Security Agreement]

EXHIBIT A
TO SECURITY AGREEMENT

SUPPLEMENT

This SUPPLEMENT, dated [mm/dd/yy], is delivered by AGILE THERAPEUTICS, INC. (“Grantor”), pursuant to the Intellectual Property Security Agreement, dated as of [   ], 2024 (as it may be from time to time amended, restated, modified or supplemented, the “Security Agreement”), by and among Grantor, and EXELTIS USA, INC. (“Lender”). Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.

Grantor hereby confirms the grant to the Collateral Agent set forth in the Security Agreement of, and does hereby grant to the Collateral Agent, a security interest in all of Grantor’s right, title and interest in and to all Collateral to secure the Secured Obligations, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located. Grantor represents and warrants that the attached Supplements to Schedules accurately and completely set forth all additional information required pursuant to the Security Agreement and hereby agrees that such Supplements to Schedules shall constitute part of the Schedules to the Security Agreement.

IN WITNESS WHEREOF, Grantor has caused this Supplement to be duly executed and delivered by its duly authorized officer as of [mm/dd/yy].

AGILE THERAPEUTICS, INC.

By:
Name:
Title:

EXHIBIT B
TO SECURITY AGREEMENT

TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT, dated as of June 25, 2024 (this “Trademark Security Agreement), by AGILE THERAPEUTICS, INC., a Delaware corporation (“Grantor”), in favor of EXELTIS USA, INC., in its capacity as Lender.

W I T N E S S E T H:

WHEREAS, pursuant to that certain Revolving Promissory Note dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Note”), between Grantor and Lender, Lender has agreed to make certain financial accommodations to the Grantor;

WHEREAS, Lender is willing to make such financial accommodations to the Grantor as provided for in the Note, but only upon the condition, among others, that Grantor shall have executed and delivered to Lender, that certain Intellectual Property Security Agreement, dated as of June 25, 2024 (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Security Agreement”);

WHEREAS, pursuant to the Security Agreement, Grantor is required to execute and deliver to Lender, for itself and the ratable benefit of Lender, this Trademark Security Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor hereby agree as follows:

1.	DEFINED TERMS. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Security Agreement.
2.

GRANT OF SECURITY INTEREST IN TRADEMARK COLLATERAL. Grantor hereby grants to Lender a continuing first priority security interest in all of Grantor’ right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the “Trademark Collateral”):

(a)all of its Trademarks and Trademark Licenses to which it is a party including those referred to on Schedule I hereto;

(b)all reissues, continuations or extensions of the foregoing;

(c)all goodwill of the business connected with the use of, and symbolized by, each Trademark and each Trademark License; and

(d)all products and proceeds of the foregoing, including, without limitation, any claim by either Grantor against third parties for past, present or future (i) infringement or dilution of any Trademark or Trademark licensed under any

Trademark License or (ii) injury to the goodwill associated with any Trademark or any Trademark licensed under any Trademark License.

Notwithstanding anything herein to the contrary, in no event shall the Trademark Collateral include or the security interest granted under Section 2.1 hereof attach to any “intent-to-use” application for registration of a Trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law.

3.

SECURITY AGREEMENT. The security interests granted pursuant to this Trademark Security Agreement are granted in conjunction with the security interests granted to Lender, on behalf of itself and Secured Parties, pursuant to the Security Agreement. Grantor hereby acknowledges and affirms that the rights and remedies of Lender with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Trademark Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

4.

GRANTOR REMAINS LIABLE. Grantor hereby agrees that, anything herein to the contrary notwithstanding, Grantor shall assume full and complete responsibility for the prosecution, defense, enforcement or any other necessary or desirable actions in connection with its Trademarks and Trademark Licenses subject to a security interest hereunder.

5.

COUNTERPARTS. This Trademark Security Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.

6.

GOVERNING LAW. THIS TRADEMARK SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK (OTHER THAN ANY MANDATORY PROVISIONS OF LAW RELATING TO

THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST).

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Grantor have caused this Trademark Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

/
AGILE THERAPEUTICS, INC.

	By:	/s/ Alfred Altomari
	Name:	Alfred Altomari
	Title:	Chairperson and CEO

ACCEPTED AND ACKNOWLEDGED BY:

EXELTIS USA, INC.

By:	/s/ Robert Spina
Name: Robert Spina
Title: President

EXHIBIT C
TO SECURITY AGREEMENT

PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT, dated as of June 25, 2024 (this “Patent Security Agreement”), by AGILE THERAPEUTICS, INC., a Delaware corporation (“Grantor”), in favor of EXELTIS USA, INC., in its capacity as Lender.

W I T N E S S E T H:

WHEREAS, pursuant to that certain Revolving Promissory Note dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Note”), between Grantor and Lender, pursuant to which Lender has agreed to make certain financial accommodations to the Grantor;

WHEREAS, Lender is willing to make such financial accommodations to the Grantor as provided for in the Note Purchase Agreement, but only upon the condition, among others, that Grantor shall have executed and delivered to Lender, that certain Intellectual Property Security Agreement, dated as of June 25, 2024 (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Security Agreement”);

WHEREAS, pursuant to the Security Agreement, Grantor is required to execute and deliver to Lender, for itself and the ratable benefit of the Secured Parties, this Patent Security Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor hereby agree as follows:

1.	DEFINED TERMS. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Security Agreement.
2.

GRANT OF SECURITY INTEREST IN PATENT COLLATERAL. Grantor hereby grants to Lender, on behalf of itself and the Secured Parties, a continuing first priority security interest in all of Grantor’ right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the “Patent Collateral”):

(a)all of its Patents and all Patent Licenses providing for the grant by or to Grantor of any right under any Patent, including, without limitation, those referred to on Schedule I hereto;

(b)all reissues, reexaminations, continuations, continuations-in-part, divisionals, renewals and extensions of the foregoing; and

(c)all income, royalties, proceeds and Liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.

3.

SECURITY AGREEMENT. The security interests granted pursuant to this Patent Security Agreement are granted in conjunction with the security interests granted to Lender, on behalf of itself and the Secured Parties, pursuant to the Security Agreement. Grantor hereby acknowledges and affirms that the rights and remedies of Lender with respect to the security interest in the Patent Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Patent Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control

4.

GRANTOR REMAINS LIABLE. Grantor hereby agrees that, anything herein to the contrary notwithstanding, Grantor shall assume full and complete responsibility for the prosecution, defense, enforcement or any other necessary or desirable actions in connection with its Patents and Patent Licenses subject to a security interest hereunder.

5.

COUNTERPARTS. This Patent Security Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.

6.

GOVERNING LAW. THIS PATENT SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK (OTHER THAN ANY MANDATORY PROVISIONS OF LAW RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST).

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Grantor have caused this Patent Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

AGILE THERAPEUTICS, INC.

By:	/s/ Alfred Altomari
Name: Alfred Altomari
Title: Chairperson and CEO

ACCEPTED AND ACKNOWLEDGED BY:

EXELTIS USA, INC.

By:	/s/ Robert Spina
Name: Robert Spina
Title: President